Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Number 333-205765 of our report dated March 2, 2015 relating to the consolidated financial statements of Citizens Financial Group, Inc. appearing in the Annual Report on Form 10-K of Citizens Financial Group, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 28, 2015